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CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 9 to Registration Statement No. 333-15813 of Morgan Stanley Market Leader Trust, on Form N-1A of our report dated October 8, 2002, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are incorporated by reference in such Registration Statement.




Deloitte & Touche LLP
New York, New York
October 30, 2002